UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

SILICON STORAGE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Silicon Storage Technology, Inc.

November 30, 2009

Dear Valued Customers, Licensees and Partners,

As you may know, on November 13 SST announced that it has agreed to be acquired by Prophet Equity LP and members of the company’s management team. While this is a significant change for the company, I would like to assure you that our commitment to providing high-quality, innovative products and technology with superior levels of service and support to our customers/licensees, and our loyalty to our suppliers and manufacturing partners are as strong as ever, and will remain so moving forward.

It is unlikely that there will be any significant changes to current management as a result of the acquisition. It is in the best interests of all parties for SST to continue having the right people with the right tools to grow and prosper. As such, we see no detrimental effect on the way SST conducts its business globally going forward.

We believe that transitioning to a privately held company will provide SST with numerous benefits that will be realized by all our key constituents. These benefits include:

•	Helping lower the cost and complexity of our business, thereby becoming more streamlined and enabling us to compete more effectively in our target markets

•	Allowing our executive team to focus more time on customers, licensees, manufacturing partners and employees

•	Giving SST the opportunity to have more flexibility in our customer and vendor interactions and contracts, thereby allowing us to capitalize on new business opportunities faster

•	Investing in product development and projects with a longer term payback, which are more strategic in nature and therefore are more meaningful to SST, our customers and our vendors

We place tremendous value on the relationships we’ve cultivated during the past 20 years of business, and we look forward to continuing to work closely with our customers, licensees and partners to achieve mutual success in the years ahead. If you have any questions about the pending acquisition, please feel free to contact me directly.

Best regards,

Bing Yeh

Executive Chairman, CEO and Co-Founder

1171 Sonora Court, Sunnyvale, CA 94086

Silicon Storage Technology, Inc.

Additional Information and Where to Find It

In connection with the proposed merger, Silicon Storage Technology, Inc. will file a proxy statement and other related documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of these documents (when available) and other documents filed by Silicon Storage Technology, Inc. at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Silicon Storage Technology, Inc. by directing such request to Silicon Storage Technology, Inc., Attention: Ricky Gradwohl, 1020 Kifer Road, Sunnyvale, California 94086, Telephone: 408/735-9110.

Silicon Storage Technology, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information about Silicon Storage Technology, Inc.’s directors and executive officers is set forth in Silicon Storage Technology, Inc.’s proxy statement on Schedule 14A filed with the SEC on April 30, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement that Silicon Storage Technology, Inc. intends to file with the SEC.

Forward-Looking Information Is Subject to Risk and Uncertainty

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by our shareholders; satisfaction of various other conditions to the closing of the proposed merger; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. This letter speaks only as of its date, and we disclaim any duty to update the information herein.

1171 Sonora Court, Sunnyvale, CA 94086